                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

         Set forth below is a list of all of the subsidiaries of Dura Automotive Systems, Inc. Unless otherwise indicated, all of the subsidiaries are wholly owned. If indented, the company is a subsidiary of the company under which it is listed.


                                                                                                    JURISDICTION
NAME                                                                                                FORMATION
----                                                                                                ------------
Dura Operating Corp...............................................................................  Delaware
   Dura Automotive Systems of Indiana, Inc........................................................  Indiana
   Autopartes Excel de Mexico, S.A. de C.V........................................................  Mexico
   Atwood Automotive, Inc.........................................................................  Michigan
   Atwood Mobile Products, Inc....................................................................  Illinois
      Shanghai Sanfeng Atwood Electric Co. Ltd. JV (4)............................................  China
   Mark I Molded Plastics of Tennessee, Inc.......................................................  Tennessee
   Dura Holding Germany GmbH......................................................................  Germany
      Dura Automotive Body & Glass Systems GmbH & Co..............................................  Germany
         Dura Automotive Selbecke Leisten & Blenden GmbH..........................................  Germany
         Dura Automotive Plettenberg Leisten und Blenden GmbH.....................................  Germany
         Dura Automotive Herne Karosseriekomponenten GmbH.........................................  Germany
         Dura Automotive Plettenberg Glasmodule GmbH..............................................  Germany
         Dura Automotive Plettenberg Kunststoffteile GmbH.........................................  Germany
         Dura Automotive Plettenberg Werkzeugbau-und Werkserhaltungs GmbH.........................  Germany
         Dura Automotive Plettenberg Entwicklungs-und Vertriebs GmbH..............................  Germany
         Dura Automotive Plettenberg Oberflachenveredelung GmbH...................................  Germany
         Dura Automotive Handels-und Beteiligungsgesellschaft GmbH................................  Germany
           Dura Automotive GmbH Projektgesellschaft...............................................  Germany
             Dura Automotive CZ s.r.oCzech........................................................  Republic
           Schade Deco-Systems GmbH...............................................................  Germany
             Dura Automotive Body & Glass Systems UK Ltd..........................................  UK
               Dura Shifter Systems UK Ltd. (7)...................................................  UK
            Dura Automotive Automocion S.A........................................................  Spain
            Dura Automotive Portuguesa Industria de Componentes para Automovels Lda...............  Portugal
            Dura Automotive Body & Glass Systems Components, a.s..................................  Slovakia
            Dura Automotive Systems CZ s.r.o......................................................  Czech Republic
Dura/Excel do Brasil Ltda.........................................................................  Brazil
   Dura Automotive Systems do Brasil Ltda.........................................................  Brazil
Dura UK Limited...................................................................................  UK
   Trident Automotive Limited.....................................................................  UK
      Dura Holdings Limited.......................................................................  UK
         Rearsby Group Ltd........................................................................  UK
         Adwest Electronics, Inc..................................................................  Delaware
         Dura Automotive Limited..................................................................  UK
            Western Thomson India Limited (1).....................................................  India
            Carbin Ltd............................................................................  UK
         Dura Cables Limited......................................................................  UK
      ACK Controls, Inc.(5).......................................................................  Delaware
      Spicebright Limited.........................................................................  UK
         Adwest Horndraulic Australia.............................................................  Australia
         Moblan Investments, B.V. ................................................................  The Netherlands
         Dura Automotive Systems S.A. (6).........................................................  France
            Dura Automotive Systemes Europe S.A...................................................  France






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

                                                                                                  JURISDICTION
NAME                                                                                              FORMATION
----                                                                                              ------------
               Dura Automotive Holding GmbH & Co KG (2)...........................................  Germany
                 Dura Automotive Grundstuckverwaltung GmbH........................................  Germany
                 Dura Automotive Systems Einbeck GmbH.............................................  Germany
               Dura Automotive Systems Rotenburg GmbH.............................................  Germany
               Dura Automotive Systems Kohler GmbH................................................  Germany
               Dura Automotive Systems GmbH.......................................................  Germany
               Dura Automotive Systems Reiche GmbH................................................  Germany
               Dura Automotive Systems Reiche GmbH & Co. KG.......................................  Germany
      Dura Automotive, S. L. (3)..................................................................  Spain
Dura Automotive Canada ULC........................................................................  Nova Scotia
   Dura Ontario Inc...............................................................................  Canada
   Dura Canada, L.P...............................................................................  Canada
      Dura Automotive Systems (Canada), Ltd.......................................................  Canada
         Trident Automotive Limited...............................................................  Canada
         Trident Automotive L.P...................................................................  Delaware
            Trident Automotive Canada Co..........................................................  Nova Scotia
               Trident Automotive L.L.C...........................................................  Delaware
   Dura Automotive Systems Cable Operations, Inc..................................................  Delaware
   Universal Tool & Stamping Company, Inc.........................................................  Indiana
Dura de Mexico, S.A. de C.V.......................................................................  Mexico
Dura Automotive Systems Export, Inc...............................................................  Barbados
Dura Global Technologies, Inc.....................................................................  Michigan
Dura Aircraft Operating Company, LLC..............................................................  Michigan
Dura Brake Systems, LLC...........................................................................  Michigan
Dura G.P .........................................................................................  Delaware
Dura Shifter , LLC................................................................................  Michigan

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(1)  49% owned by Dura Automotive Limited
(2) 11.6% owned by Dura Holding Germany GmbH and 68.4% owned by Dura Automotive Systemes Europe S.A.
(3) 96.5% owned by Dura Holding Germany GmbH and 3.5% owned by Spicebright Limited.
(4)  53% owned by Atwood Mobile Products, Inc.
(5)  13% owned by Trident Automotive Limited
(6)  57% owned by Spicebright and 43% owned by Moblan Investments, B.V.
(7) 50% owned by Dura Automotive Body & Glass Systems UK Ltd. And 50% owned by Dura Automotive Systems (Canada) Ltd.





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